UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LINKREASE, INC.

(Exact Name of Registrant As Specified In Its Charter)

Nevada	7370	47-2460985
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS I.D.

33679 N. 78th Place Scottsdale, AZ 85266	85266
(Address of principal executive offices)	(Zip Code)

Mr. Dante Grasso

Chief Executive Officer

33679 N. 78th Place

Scottsdale, AZ 85266

917-596-0077

(Name, address and telephone number of agent for service)

with copies to:

Adam S. Tracy, Esq.

Securities Compliance Group, Ltd.

520 W. Roosevelt Rd, Suite 201

Wheaton, IL 60187

(888) 978-9901 x1

SEC File No. _____________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee [1]
Common Stock	2,000,000	$1.00	$2,000,000	$232.4

_________

(1) Calculated under Section 6(b) of the Securities Act of 1933 as .0001162 of the aggregate offering price.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until we will file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the United States Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted under applicable law.

 PROSPECTUS – SUBJECT TO COMPLETION DATED OCTOBER 21, 2015

Linkrease, Inc.

Up to 2,000,000 Common Shares at $1.00 Per Share

This is the initial public offering of shares of our common stock. We are offering 2,000,000 shares of our common stock at a price of $1.00 per share. Our common stock is not low listed on any national securities exchange or the NASDAQ stock market, and is not eligible to trade on the OTC Bulletin Board. While we intend to apply for the quotation of our common stock on the OTC Bulletin Board or OTCQB upon effectiveness of the registration statement of which this prospectus forms a part, there can be no assurance that we will meet the minimum requirements for such listing or that a market maker will agreed to file on our behalf the necessary documentation with the Financial Industry Regulatory Authority for such application for quotation to be approved.

The offering will commence on the effective date of this prospectus and will terminate on or before ___________ .

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. There is no minimum amount of common shares we must sell so no money raised from the sale of such common shares will go into escrow, trust or another similar arrangement. We will bear the all of the costs associated with this offering.

Our auditors have indicated in their opinion on our financial statements as of and for the period from inception to June 30, 2015 that there exists substantial doubt as to our ability to continue as a going concern. Moreover, we are an early stage venture with limited operating history. As such, this offering is highly speculative and the common stock being offered for sale involves a high degree of risk and should be considered only be persons who can afford the loss of their entire investment. Readers are encouraged to reference “Risk Factors” beginning on page10 herein for additional information regarding the risks associated with our company and common stock, which includes, but is not limited to:

-         The industry in which we operate is highly competitive and there can be no assurance that our business model will allow us to generate sufficient revenue to obtain market share and continue to meet our obligations as they come due;

-         Irrespective of the outcome of our efforts to sell our common stock in this offering, our Chief Executive Officer will own a substantial majority of the total issued and outstanding shares of our common stock and thus will be able to exert significant influence over the Company; and

-	Our performance is subject to general economic conditions, which may adversely impact our ability to generate revenue and maintain profitability.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. We may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in those jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock..

The date of this prospectus is October 21, 2015

TABLE OF CONTENTS

Summary Information	6
The Offering	7
Summary Financial Information	9
Risk Factors	10
Use of Proceeds	18
Determination of Offering Price	19
Dividend Policy	19
Dilution	20
Plan of Distribution	20
Description of Securities	22
Business Operations	23
Directors, Executive Officers, Promoters, And Control Persons	28
Security Ownership Of Certain Beneficial Owners And Management	31
Certain Relationships And Related Transactions	31
Management’s Discussion And Analysis	32
Plan of Operations	34
Financial Statements	38
Information not Required in Prospectus	51
Exhibits	52
Undertakings	52
Signatures	54

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Actual results may differ materially from the predictions discussed in these forward-looking statements.  The economic environment within which we operate could materially affect our actual results.  Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: the possibility that our marketing efforts will not be successful in identifying users of the service, a shift in the trends within our industry, the Company’s need for and ability to obtain additional financing, and, other factors over which we have little or no control.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SUMMARY INFORMATION

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Linkrease” refer to Linkrease unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

Our Company

Organization:

 The registrant was incorporated in the State of Nevada on November 26, 2014. Our principal executive offices are located at 33679 N. 78th Place, Scottsdale, AZ 85266. Our telephone number is 917-

596-0077.

Management:

Our Chief Executive Officer is Mr. Dante Grasso. Mr. Eugene Ruiz is acting as President and CFO. Messrs. Dante Grasso and Eugene Ruiz, along with Mr. Robert Armstrong, Mr. David Schreff, Mr. Saeid Vafaeisefat, and Mr. Paul Onnen are acting as Board of Directors.

Plan of Operations:

The registrant will offer a unique web-based platform where both entertainment professionals and those who aspire to become entertainment professionals can connect, create and collaborate on an entertainment project.

Historical Operations:

In anticipation of launching our business, our Chief Executive Officer has been working to take its online, professional network for the entertainment industry from a concept to an active platform. The company believes that the users of such a product may benefit from our extensive research in the online entertainment industry, and more specifically, how the professionals in that industry network with their peers.

Current Operations:

Since the inception, our Chief Executive Officer has overseen the development of the subscription based internet entertainment networking platform. The company has developed a 500 page Alpha presentation of it's concept and launched an initial html build out.

Shell Company Status:

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations.  Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i).  A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144.  “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities.  These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

Going Concern:	Our independent auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact that to date we have had no revenues. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact. We have an accumulated deficit of $124,780 and have had no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our operations. These factors raise substantial doubt that we will be able to continue as a going concern.

The registrant has no present plans to be acquired or to merge with another company nor does the registrant, or any of its shareholders, have any plans to enter into a change of control or similar transaction.

THE OFFERING

Type of Securities Offered:	Common stock.
Common Shares Being Sold in this Offer:	Two million (2,000,000).
Offering Price:	The Company will offer its common shares at $1.000 per share. nbsp;
Common Shares Outstanding Before this Offering:	Seven million (7,000,000).
Termination of the Offering:	The offering will commence of the effective date of this prospectus and will terminate on or before ___________.
Market for our Common Stock:

There is presently no public market for our common shares. We anticipate applying for quoting of our common shares on the OTC Bulletin Board or OTCQB upon the effectiveness of the registration statement of which this prospectus forms a part. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTCBB and OTCQB, nor can there be any assurance that such application for quotation will be approved.

Common Stock Control:

Our Chief Executive Officer, Dante Grasso, currently owns 3,054,450 common stock of the company. Chief Financial Officer, Eugene Ruiz owns 2,310,700 common stock of the company. The remaining 1,634,850 shares of common stock are held by Robert Armstrong, David Schreff, Saeid Vafaeisefat, Paul Onnen, Junaiz Mohammed, Tony Kobrossi, Marco White, John Zazzera, Joe Takai, Neel Morey, and Robert Oswaks, Directors or former employees.

Penny Stock Regulation:	The liquidity of our common stock is restricted as the registrant’s common stock falls within the definition of a penny stock. These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

1.	The last day of the fiscal year of the issuer during which it had total annual gross revenues of $2,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 2,000,000) or more;

·

2.	The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

·

3.	The date on which such issuer has, during the previous 3-year period, issued more than $2,000,000,000 in non-convertible debt; or

·

4.	The date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 46, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Summary Financial Information

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

LINKREASE INC.

STATEMENT OF OPERATIONS

	From November 26, 2014 (Inception) to December 31, 2014	From January 1, 2015 to June 30, 2015	From April 1, 2015 to June 30, 2015	From November 26, 2014 (Inception) to June 30, 2015
	$	$	$	$
Revenue:

Sales	-	-	-	-

Direct Expenses	-	-	-	-
Other Expenses	-	-	-	-
	-
Prototype Build	120,000.00	-	-	120,000.00
Gross Profit	120,000.00	-	-	120,000.00

Selling General and Admin
Legal S-1 Work	1,500.00	-	-	1,500.00
Bank Fees	-	46.00	46.00	46.00
Audit Fees	-	2,500.00	-	2,500.00
SEC Fees	-	232.00	-	232.00

Net Income (Loss)	(121,500.00)	(2,778.00)	(46.00)	(124,278.00)

Loss per common share	(0.0174)	(0.00040)	(0.00)	(0.0178)

The accompanying notes are an integral part of these financial statements.

RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.  All material risks are discussed in this section.

Risks Related to our Business

Our generating no revenues from operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

As of June 30, 2015, we have generated no revenues and incurred a loss of $124,780.00. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses.  If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

Our auditor has indicated in its report that there is substantial doubt about our ability to continue as a going concern as a result of our lack of revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our auditor has indicated in its report that our lack of revenues raise substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty. If we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

 After we attempt to increase operations, we will face increasing competition from domestic and foreign companies.

The software development industry throughout the world is an extremely competitive space. Our ability to compete against other domestic and international enterprises will be, to a significant extent, dependent on our ability to distinguish our services from those of our competitors by differentiating our marketing approach and identifying attractive opportunities to market and sell. Some of our competitors, although markedly different in terms of concept, have been in business longer than we have and are more established. Our competitors may provide services comparable or superior to those we provide or adapt more quickly than we do to evolving industry trends or changing market requirements. Increased competition may result in reduced margins and loss of market share, any of which could materially adversely affect our profit margins after we commence operations and generate revenues.

Our future sales and reputation may be affected by litigation or other liability claims.

We have not procured a general liability insurance policy for our business. To the extent that we suffer a loss of a type which would normally be covered by general liability, we would incur significant expenses in defending any action against us and in paying any claims that result from a settlement or judgment against us. Adverse publicity could result in a loss of consumer confidence in our products.

Although we have not yet generated any revenues, general economic conditions could reduce our revenues after we commence operations.

We have not yet generated any revenues.

We may not timely and effectively scale and adapt our existing technology and network infrastructure to ensure that our website is accessible within an acceptable load time.

A key element to our continued growth is the ability of our members, users (whom we define as anyone who visits our website, regardless of whether or not they are a member), enterprises and professional organizations in all geographies to access our website within acceptable load times. We call this website performance. We may, in the future, experience website disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors, and capacity, among other things.

We expect to face increasing competition in the market for online professional networks from social networking sites and Internet search companies, among others, as well as continued competition for customers of our hiring and marketing solutions.

We face significant competition in all aspects of our business, and we expect such competition to increase, particularly in the market for online professional networks.

Our industry is evolving rapidly and is becoming increasingly competitive. Larger and more established companies may focus on our market and could directly compete with us. Smaller companies, including application developers, could also launch new products and services that compete with us and that could gain market acceptance quickly. We also expect our existing competitors in the markets for hiring and marketing solutions to continue to focus on these areas. A number of these companies may have greater resources than us, which may enable them to compete more effectively. Additionally, users of social networks may choose to use, or increase their use of, those networks for professional purposes, which may result in those users decreasing or eliminating their use of Linkrease. Companies that currently focus on social networking could also expand their focus to entertainment professionals. Other companies have historically established alliances and relationships with some of these companies to allow broader exposure to users and access to data on the Internet. We may also, in the future, establish alliances or relationships with other competitors or potential competitors. To the extent companies terminate such relationships and establish alliances and relationships with others, our business could be harmed.

As we increase operations, our earnings may be sensitive to fluctuations in market prices and demand for our products.

In addition, after we commence operations, the demand for certain software platforms could decline, whether because of supply or for any other reason, including other software platforms considered to be superior by end users. A decrease in the profitability of certain advertising based revenues, or a decline in demand for all-in-one software platforms after we commence operations could have a material adverse effect on our business, results of operations and financial condition.

Our success depends upon the continued growth and acceptance of online advertising, particularly paid listings, as an effective alternative to traditional, offline advertising and the continued commercial use of the internet.

We continue to compete with traditional advertising media, including television, radio and print, in addition to a multitude of websites with high levels of traffic and online advertising networks, for a share of available advertising expenditures and expect to face continued competition as more emerging media and traditional offline media companies enter the online advertising market. We believe that the continued growth and acceptance of online advertising generally will depend, to a large extent, on its perceived effectiveness and the acceptance of related advertising models (particularly in the case of models that incorporate user targeting and/or utilize mobile devices), the continued growth in commercial use of the internet (particularly abroad), the extent to which web browsers, software programs and/or other applications that limit or prevent advertising from being displayed become commonplace and the extent to which the industry is able to effectively manage click fraud. Any lack of growth in the market for online advertising, particularly for paid listings, or any decrease in the effectiveness and value of online advertising (whether due to the passage of laws requiring additional disclosure, an industry-wide move to self regulatory principles that require additional disclosure and/or opt-in policies for advertising that incorporates user targeting or other developments) would have an adverse effect on our business, financial condition and results of operations.

We depend, in part, upon arrangements with third parties to drive traffic to our website and distribute our products and services.

We engage in a variety of activities designed to attract traffic to our various website and convert visitors into repeat users and customers. How successful we are in these efforts depends, in part, upon our continued ability to enter into arrangements with third parties to drive traffic to our website, as well as the continued introduction of new and enhanced products and services that resonate with users and customers. Even if we succeed in driving traffic to our website, we may not be able to convert this traffic or otherwise retain users and customers unless we continue to provide quality products and services. In addition, we may not be able to adapt quickly and/or in cost-effective manner to frequent changes in user and customer preferences, which can be difficult to predict, or appropriately time the introduction of enhancements and/or new products or services to the market. Our inability to provide quality products and services would adversely affect user and customer experiences, which would result in a possible decrease in the number of users, customers and revenues and adversely affect our business, financial condition and results of operations.

The internet and related technologies and applications continue to evolve and we may not be able to adapt to these changes.

The development of new products and services in response to the evolving trends and technologies of the internet, as well as the identification of new business opportunities in this dynamic environment, requires significant time and resources. We may not be able to adapt quickly enough (and/or in a cost-effective manner) to these changes, appropriately time the introduction of new products and services to the market or identify new business opportunities in a timely manner. Also, these changes could require us to modify related infrastructures and our failure to do so could render our website, applications, services and proprietary technologies obsolete. Our failure to respond to any of these changes appropriately (and/or in a cost effective manner) could adversely affect our business, financial condition and results of operations.

Our success also depends, in part, on our ability to develop and monetize mobile versions of our products and services. While most of our users currently access our products and services through personal computers, users of (and usage volumes on) mobile devices, including tablets, continue to increase relative to those of personal computers. While we have developed mobile versions of certain of our products and services and intend to continue to do so in the future, we have limited experience with mobile applications, both in terms of development and monetization. Moreover, mobile versions of our products and services that we develop may not be compelling to users and/advertisers. Even if we are able to develop mobile applications that resonate with users and advertisers, the success of these applications is dependent on their interoperability with various mobile operating systems, technologies, networks and standards that we do not control and any changes in any of these things that compromise the quality or functionality of our products and services could adversely impact usage of our products and services on mobile devices and, in turn, our ability to attract advertisers. Lastly, as the adoption of mobile devices becomes more widespread, the usage of certain products and services may not translate to mobile devices, which shift could adversely affect our business, financial condition and results of operations if we are unable to replace the related revenues.

The processing, storage, use and disclosure of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements or differing views of personal privacy rights.

We will now, and in the future, receive, transmit and store a large volume of personal information and other user data (including credit card data) in connection with the processing of search queries, the provision of online products and services, transactions with users and customers and advertising on our website. The sharing, use, disclosure and protection of this information are determined by the respective privacy and data security policies of our various businesses. These policies are, in turn, subject to federal, state and foreign laws and regulations, as well as evolving industry standards and best practices, regarding privacy and the storing, sharing, use, disclosure and protection of personal information and user data (for example, various state regulations concerning minimum data security standards, industry self-regulating principles that become standard practice and more stringent contractual protections regarding privacy and data security (and related compliance obligations)).

In addition, if an online service provider fails to comply with its privacy policy, it could become subject to an investigation and proceeding for unfair or deceptive practices brought by the U.S. Federal Trade Commission under the Federal Trade Commission Act (and/or brought by a state attorney general pursuant to a similar state law), as well as a private lawsuit under various U.S. federal and state laws. In general, personal information is increasingly subject to legislation and regulation in numerous jurisdictions around the world, the intent of which is to protect the privacy of personal information that is collected, processed and transmitted in or from the governing jurisdiction.

U.S. legislators and regulators may enact new laws and regulations regarding privacy and data security. In February 2012, the White House released a proposed Consumer Privacy Bill of Rights, which is intended to serve as a framework for new privacy legislation. In March 2012, the U.S. Federal Trade Commission released a staff report making recommendations for businesses and policy makers in the area of consumer privacy. Similarly, new privacy laws and regulations at the state level, as well as new laws and directives abroad (particularly in Europe), are being proposed and implemented. For example, new legislation in the state of California that became effective on January 1, 2014 requires companies that collect personal information to disclose how they respond to web browser "Do Not Track" signals. In addition, existing privacy laws that were intended for brick-and-mortar businesses could be interpreted in a manner that would extend their reach to our businesses. New laws and regulations (or new interpretations of existing laws) in this area may make it more costly to operate our businesses and/or limit our ability to engage in certain types of activities, such as targeted advertising, which could adversely affect our business, financial condition and results of operations.

As privacy and data protection have become more sensitive issues, we may also become exposed to potential liabilities as a result of differing views on the privacy of consumer and other user data collected by our businesses.  Also, we cannot guarantee that our security measures will prevent security breaches.  In the case of security breaches involving personal credit card data, credit card companies could curtail our ability to transact payments and impose fines for failure to comply with Payment Card Industry (PCI) Data Security Standards.  Moreover, any such breach could decrease consumer confidence in the case of the business that experienced the breach or our businesses generally, which would decrease traffic to (and in turn, usage and transactions on) the relevant website and/or our various websites and which in turn, could adversely affect our business, financial condition and results of operations. The failure of any of our businesses, or their various third party vendors and service providers, to comply with applicable privacy policies, federal, state or foreign privacy laws and regulations or PCI standards and/or the unauthorized release of personal information or other user data for any reason could adversely affect our business, financial condition and results of operations.

Risks Related to Our Company

Our management has limited experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

Our founder and Chief Executive Officer Dante Grasso is responsible for the operations and reporting of our company. The requirements of operating as a small public company are new to our management. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that the costs associated with SEC requirements associated with going and staying public are estimated to be approximately $60,000 in connection with this registration statement and thereafter $75,000 annually. If we lack cash resources to cover these costs in the future, our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our potential results of operations, cash flow and financial condition after we commence operations.

Implications of Being an Emerging Growth Company.

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies.  These provisions include:

-	a requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;
-	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;
-	an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;
-	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;
-

an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and

-	reduced disclosure about the emerging growth company's executive compensation arrangements.

an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;

an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and

reduced disclosure about the emerging growth company's executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

- the first fiscal year following the fifth anniversary of this offering,

-	the first fiscal year after our annual gross revenues are $1 billion or more,
-	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or

- as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus).  Except during the year that our registration statement becomes effective, these reporting obligations may (in our discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A (which we have no current plans to file).  If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted.  After this registration statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders.  However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.  Previously, a company with more than 500 shareholders of record and $10 million in assets had to register under the Exchange Act.  However, the JOBS Act raises the minimum shareholder threshold from 500 to either 2,000 persons or 500 persons who are not "accredited investors" (or 2,000 persons in the case of banks and bank holding companies).  The JOBS Act excludes securities received by employees pursuant to employee stock incentive plans for purposes of calculating the shareholder threshold.  This means that access to information regarding our business and operations will be limited.

Our directors’ liability to use and shareholders is limited.

Nevada Revised Statutes exclude personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, we will have a much more limited right of action against our directors that otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, none of which are independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors.  Indeed, we do not have any audit or compensation committee.  These functions are performed by the board of directors as a whole.  No members of the board of directors are independent directors.  Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Risks Related to the Market for our Stock

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information.  Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Because we are a “shell company” the holders of our restricted securities will not be able to sell their securities in reliance on Rule 144 and we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, until we cease being a “shell company”

We are a “shell company” as that term is defined by the applicable federal securities laws.  Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a “shell company”.  Applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities can not sell those securities in reliance on Rule 144. This restriction may have potential adverse effects on future efforts to form additional capital through unregistered offerings. Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission and have filed current“Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares if and when applicable restrictions against resale expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

 We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

There are 490,385 shares of our common stock held by non-affiliates and 6,509,615 shares held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities.

2,000,000 newly issued shares are being registered in this offering, however all of the remaining shares will still be subject to the resale restrictions of Rule 144, should we hereinafter cease being deemed a “shell company”.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, none of which are independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors.  Indeed, we do not have any audit or compensation committee.  These functions are performed by the board of directors as a whole.  No members of the board of directors are independent directors.  Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Our Chief Executive Officer and Director owns a significant percentage of our outstanding voting securities which could reduce the ability of minority shareholders to effect certain corporate actions .

Our Chief Executive Officer and Directors own all of our outstanding voting securities. As a result, currently, and after the offering, he will possess a significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

There may not be funds available for net income because our Chief Executive Officer and Director maintains significant control and can determine his own salary and perquisites.

Our Chief Executive Officer and Directors own all of our outstanding voting securities. As a result, there may not be funds available for net income because he maintains significant control and can determine his own salary and prerequisites.

Because our Chief Executive Officer and Director holds all of our shares of common stock, it may not be possible to have adequate internal controls.

Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404") requires our management to report on the operating effectiveness of the Company's Internal Controls over financial reporting for the year ending December 31 following the year in which this registration statement is declared effective. We must establish an ongoing program to perform the system and process evaluation and testing necessary to comply with these requirements. However, because our Chief Executive Officer and Directors own all of our outstanding voting securities, and will continue to own the majority of our voting securities after the offering, it may not be possible to have adequate internal controls.  We cannot predict what affect this will have on our stock price.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation, as amended, authorize the issuance of 10,000,000 shares of common stock.  As of the date of this prospectus the Company had 7,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 3,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to rely upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of the Company.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of Linkrease from doing so if it cannot obtain the approval of our board of directors.

There is no current established trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on the OTC Bulletin Board, there can be no assurance that any such trading market will develop, and purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Opt-in right for emerging growth company

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Special Information Regarding Forward Looking Statements

Some of the statements in this prospectus are “forward-looking statements.”  These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  These factors include, among others, the factors set forth above under “Risk Factors.”  The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements.  We caution you not to place undue reliance on these forward-looking statements.  We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments.  However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer and as an issuer of penny stocks.  Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $1.00. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no guarantee that we will receive any proceeds from the offering.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Proceeds

Shares Sold	500,000	1,000,000	1,500,000	2,000,000
Gross Proceeds	$500,000	$1,000,000	$1,500,000	$2,000,000
Total Before Expenses	$500,000	$1,000,000	$1,500,000	$2,000,000

Offering Expenses
Legal & Accounting	$21,500	$21,500	$21,500	$21,500
Publishing/EDGAR	$2,000	$2,000	$2,000	$2,000
Transfer Agent	$1,250	$1,750	$2,500	$3,500
SEC Filing Fee	$233	$233	$233	$233
Total Offering Expenses	$24,983	$25,483	$26,233	$27,233

Net Offering Proceeds	$475,017	$974,517	$1,473,767	$1,972,767

Expenditures
Legal & Accounting	$35,000	$40,000	$45,000	$45,000
Office Lease & Equipment	$100,000	$150,000	$225,000	$300,000
Website Development	$208,317	$402,167	$616,792	$833,792
Marketing & Advertising	$116,000	$302,350	$466,975	$633,975
Misc. Expenses	$15,700	$30,000	$45,000	$60,000
Salaries & Commissions	-	$50,000	$75,000	$100,000
Total Expenditures	$475,017	$974,517	$1,473,767	$1,972,767

Net Remaining Proceeds	$-	$-	$-	$-

The above figures represent only estimated costs. Mr. Grasso, our Chief Executive Officer and Director has given us a verbal commitment that he will loan us up to $25,000 as needed to pay any additional expenses. Therefore, management believes that they will be able to cover our general and/or administrative expenses if sufficient offering proceeds are not obtained. There can be no guarantee, however, that Mr. Grasso will ever be extend a loan to the company. There will be no due date for the repayment of the funds advanced by Mr. Grasso. Mr. Grasso will be repaid by revenues from operations if and when we generate enough revenues to pay the obligation.

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we will need to secure additional funding for the fully implement our business plan.

In the event we are not successful in selling all of the securities we would utilize any available funds raised in the following order of priority:

-	for general and administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC
-	for platform development and build
-	for sales and marketing.

Our current corporate offices are located at 33679 N. 78th Place, Scottsdale, AZ 85266. Our telephone number is 917-596-0077. These offices are provided free of charge by Dante Grasso, our Chief Executive Officer. Mr. Grasso has indicated to us that he does not intend to charge the Issuer rent for use of such space at anytime in the future. Should the Issuer raise sufficient capital, it expects to rent space in the vicinity of our current office space. Leases for space suitable to conduct our operations at a nominal level would begin at approximately $3,500 per month.

DETERMINATION OF OFFERING PRICE

Our management has determined the offering price for the common shares being sold in this offering.  The price of the shares we are offering was arbitrarily determined. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

•	our lack of revenues

•	our growth potential

•	the price we believe a purchaser is willing to pay for our stock

The offering price does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

DILUTION

If you purchase any of the shares offered by this prospectus, your ownership interest will be diluted to the extent of the difference between the initial public offering price per share and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. Dilution results from the fact that the initial public offering price per share is substantially in excess of the book value per share attributable to the existing stockholder for the presently outstanding stock. As of June 30, 2015, our net tangible book value was $(21), or $(0.000003) per share of common stock. Net tangible book value per share represents the amount of our total tangible assets (excluding deferred offering costs) less total liabilities, divided by 7,000,000 the number of shares of common stock outstanding at June 30, 2015.

The following table sets forth as of June 30, 2015, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholder and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses, assuming a purchase price in this offering of $1.00 per share of common stock.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Price Per share	$1.00	$1.00	$1.00	$1.00
Post Offering Net Tangible Book Value	$495,700	$995,700	$1,495,700	$1,995,700
Post Offering Net Tangible Book Value Per Share	$0.0661	$0.1245	$0.1760	$0.2217
Pre-Offering Net Tangible Book Value Per Share	$0.000003	$0.000003	$0.000003	$0.000003
Increase (Decrease) Net Tangible Book Value Per Share After Offering for Original Shareholder	$0.0661	$0.1245	$0.1760	$0.2217
Dilution Per Share for New Shareholders	$0.9339	$0.8755	$0.8240	$0.7783
Percentage Dilution Per Share for New Shareholders	93.39%	87.55%	82.40%	77.83%

Capital Contribution by Purchasers of Shares	$500,000	$1,000,000	$1,500,000	$2,000,000
Capital Contribution by Existing Shares	$700	$700	$700	$700
% Contribution by Purchasers of Shares	99.86%	99.93%	99.95%	99.97%
% Contribution by Existing Shareholder	0.14%	0.07%	0.05%	0.03%
# of Shares After Offering Held by Public Investors	500,000	1,000,000	1,500,000	2,000,000
# of Shares After Offering Held by Existing Investors	7,000,000	7,000,000	7,000,000	7,000,000
Total Shares Issued and Outstanding	7,500,000	8,000,000	8,500,000	9,000,000
% of Shares - Purchasers After Offering	6.67%	12.50%	17.65%	22.22%
% of Shares - Existing Shareholder After Offering	93.33%	87.50%	82.35%	77.78%

Assuming the Issuer sells the entire offer of 2,000,000 shares, after giving effect to the sale of common shares in this offering, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2015 would have been $1,995,700, or $0.2217 per share. This amount represents an immediate increase in the as adjusted net tangible book value of $0.2217 per share to our existing stockholder and an immediate dilution in the as adjusted net tangible book value of approximately $0.7783 per share to new investors purchasing common shares in this offering. We determine dilution by subtracting the as adjusted net tangible book value per share after the offering from the amount of cash that a new investor paid for a share of common stock.

PLAN OF DISTRIBUTION

This prospectus relates to the sale of 2,000,000 common shares.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. This prospectus permits our officers and directors to sell the common shares directly to the public, with no commission or other remuneration payable to them for any common shares they may sell. There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer. Our officers and directors will sell the common shares and intend to offer them to friends, family members and business acquaintances. There is no minimum amount of common shares we must sell so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

The common shares are being offered by Dante Grasso, an officer and director of the registrant. Mr. Grasso will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the common shares. No sales commission will be paid for common shares sold by Mr. Grasso. Mr. Grasso is not subject to a statutory disqualification and is not associated persons of a broker or dealer.

Additionally, Mr. Grasso primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities. Mr. Grasso has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will commence on the effective date of this prospectus and will terminate on or before _______________ .

These are no finders.

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a “penny stock” because the price of our common stock is below $5.00 per share. As a result, our common stock will be subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

- Make a suitability determination prior to selling penny stock to the purchaser;

- Receive the purchaser’s written consent to the transaction; and

- Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTC Bulletin Board.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

There is no guarantee that our stock will ever be quoted on the OTC Bulletin Board.

Blue Sky Law Considerations

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. There is no guarantee that our stock will ever be quoted on the OTC Bulletin Board.  We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws.  The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 10,000,000 shares of common stock with $.0001 par value per share. As of the date of this registration statement, there were 7,000,000 shares of common stock issued and outstanding held by 13 shareholders.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or windup, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Upon completion of the offering, Cathedral Stock Transfer will act as the registrant's transfer agent.

BUSINESS OPERATIONS

The company was incorporated on November 26, 2014 in the state of Nevada. We are still in the development stage and we have generated no revenues. Linkrease has been engaged in research and development activities since its inception aimed at developing and launching the Linkrease.com platform. The officers have worked together to create an unreleased Alpha version of the Linkrease.com site and a business plan that will meet the needs of the current online content creation and distribution market across the multiple verticals of the entertainment space. To help establish the new business, our Chief Executive Officer Mr. Grasso has sought to prepare for development of the software platform and launch multiple marketing and advertising campaigns.

The Company purchased their platform prototype and html conversion from Linkrease Holdings. The prototype consisted of over three hundred (300) pages of slides relating to the layout, look, and informational content of the platform. In exchange, shareholders of Linkrease Holdings received the amount of shares in Linkrease Inc. commensurate to the amount owned in Linkrease Holdings. Linkrease Holdings no longer conducts any operations.

Due to the prototype development, startup costs, legal and accounting expenses, the company has incurred net losses of $124,780 from inception to June 30, 2015.

Overview

Linkrease aims at becoming the world’s largest online entertainment professional network, operating system and marketplace for the creation, distribution and consumption of professionally produced monetizable entertainment content. Through a combination of technology, integrated workflow tools and financial sources, our comprehensive platform leverages the creative power of anyone trying to break into the entertainment space with the know-how of active industry professionals to collectively collaborate on new projects. Aspirational or amateur talent can use Linkrease to relevantly connect with vetted entertainment professionals and industry partners; attempt to get discovered; search jobs and casting calls; browse, rate, submit, or collaborate with other creators projects; have access to capital through vetted crowd-funding or traditional funding sources; reach a distribution deal, and to build and grow an entertainment professional identity profile. Industry professionals will use Linkrease to extend their professional entertainment network globally; examine and explore new projects; capitalize on their “industry professional status” to attach their name and bring their reputation to other creator’s new in-development projects and increase project pipeline and deal flow resulting in a massive marketplace with additional solutions and revenue streams. We believe our unique business model, first mover advantage, the ubiquity of the internet, the current landscape of the E&M industry, the intended breadth of our partner network and strategic relationships, industry data metrics, and the economic opportunity for aspirational and professional talent stemming from the rising demand of consumers and content providers alike for professional content will provide us with significant competitive advantage.

Industry Background

The Ubiquitous Internet, and the Digital Transformation Era is Affecting the Way People Consume Content.

Anywhere, anytime, any device. With the global diffusion of the Internet and the explosion in mobile technology people are now more connected than ever. Changes in consumer behavior and the constant disruption of technology through the innovative power of digital platforms, evolving devices, fluid e-commerce, and the network effects of social communities have had a transformative impact across economies and the entire entertainment and media industry value chain. Players in the entertainment and media industry face the challenge of thriving in a digital world where both content creators and distributors must produce a wealth of content to meet the increasing demand from content-hungry consumers.

The Global Entertainment and Media Industry Market

The global entertainment and media (E&M) industry is comprised of businesses that produce and distribute motion pictures, television programs and commercials along with music and audio recordings, radio, games and publishing. According to their latest report PwC estimates the global industry will reach $2.15 trillion dollars in size by 2017, with digital content to account for 87% of growth in spending over the next 5 years.

Content Creation is the New Consumption: A Game Changing Opportunity for the Entertainment & Media Talent Economy.

The increasing demand from consumers and distribution channels alike for professionally produced monetizable content offers numerous possibilities for aspirational, freelance and professional talent to thrive professionally. At the intersection of the opportunity is technology where new consumer tools are helping make the creation process easier for people regardless of their skill levels, which point to a new trend of Intuitive Content Creation, where the act of amateur creation is becoming almost as simple as the act of consumption. Today’s evolving workforce in the Entertainment & Media Value chain is a portfolio of full-time employees, contract and freelance talent, and, increasingly, talent with no formal ties to a company at all. The classical employment model—vertically integrated companies hiring full-time employees to work eight- to nine-hour shifts—has given way to a new approach: the open talent economy—a collaborative, transparent, technology-enabled, rapid-cycle way of doing business through networks and ecosystems.

Services

The Company will offer online internet networking services of the entertainment industry where both professionals and armatures collectively collaborate on new ideas. The Company will offer a global online platform where both entertainment professionals and those looking to become entertainment professionals can connect, create, and collaborate on projects.

Revenues

The company will generate revenues via monthly paid subscriptions, content creation, job and casting call posting, and advertising networks.

Marketing Program

The primary objective of the company’s marketing program will be to establish the company as a leader in online professional entertainment networking for users looking collaborate ideas and projects online. This objective will be accomplished through a comprehensive public relations approach that includes, but is not limited to the following:

Brand Awareness

-	Creating “how to” videos explaining the benefits of using the Company’s platform.
-	Creating infographics showing how it can help people secure funds, connect with other members, and utilize the other benefits of the service.
-	Creating a series of articles about entertainment social media and how the Company’s platform can be used.

Press Release Syndication

-	Creating journalistic quality press releases and syndicating those articles on different high authority news and content syndication networks. The intent will be to get the Company featured on networks like Google News, the Boston Globe, Mercury News, ABC network news channels.
-	Publish and share press releases across all mediums including television, radio, news, and relevant ‘niche’ websites.

Social Media

-	Actively interact with industry ‘influencers’ on social media platforms like Facebook, Twitter, LinkedIn, YouTube, and more.
-	Publish interesting and engaging content on the social networks.
-	Build relationships with businesses and individuals and promote the service periodically.

Email Marketing

-	Set up a dedicated landing page for lead generation. Traffic will be sent to the landing page by running pay per click (PPC) campaigns. After visitors to the landing page submit their email addresses to receive email updates, period emails will be sent to promote the business to those targets.

The PR program will use every opportunity to garner media coverage, increase visibility, and heighten awareness of the company and its services, technologies, and executives. The company will be presented to national and regional business, technology, and vertical-industry press. The goals of the company’s public relations program are:

Advertising

The company plans to implement strategic advertising campaigns focused on brand name recognition. Advertising campaigns will generally focus on print, using industry publications, although other means of advertising will also be considered and implemented. The company also plans to create a website as a means of advertising and as an electronic brochure for generating organic users and increasing market awareness. The following strategies will also be used, in conjunction with the Company’s marketing plan, to increase the exposure of the business:

-	Driving traffic through Search Engine Marketing (SEM)
-	Driving traffic through Search Engine Optimization (SEO)
-	Driving traffic through Email Marketing and Social Media

Pricing

Linkrease will offer a tiered subscription broken down into four levels of membership. The “basic” will be offered to the consumer at no cost. A Premium Subscription is priced at $29.99 per month, the Platinum Subscription at $49.99 per month and the Red Carpet Subscription is $69.99 per month. Linkrease will also offer additional pay per use services. The consumer would be able to post a job/position for $39.99 as well as a casting call position for $39.99. Pricing will increase depending on geographical territories.

Additionally, the Company will offer Jobs & Casting Calls products and revenue will be derived primarily from the sales of the solutions to Entertainment & Media Industry companies. These products will allow companies to identify job candidates or cast talent based on a specific criteria. These products will be sold individually or as a bundle to larger organizations. Postings will expire after 30 days and pricing will increase depending on geographical territories covered. The pricing for job postings will be $39.99 per post, and for casting calls $39.99 per post.

Business Strategy

We believe that we are the most unique network that’s focus is tailored to entertainment professionals and those who are aspiring entertainment professionals. We believe we are creating significant value for the entertainment industry by connecting talent with opportunity at massive scale. We believe that our members or organizations that use our platform are only beginning to leverage the power and potential of our network and its underlying database of professional entertainment information.

Our current products for professional entertainment organizations include hiring solutions, marketing solutions and premium subscriptions. Our hiring solutions are transforming the talent acquisition market by providing unique access not only to active entertainment professionals, but also to passive candidates who are not actively looking to change jobs.

To date we have developed the following key initiatives as part of a multi-pronged strategy to achieve our objectives:

  We Have Conducted Extensive Market Research. We have devoted significant time and efforts conducting extensive market research studies to determine the feasibility of our business model and potential target market size within the entertainment & media talent economy. We believe our research and development activities support the launch of the Linkrease.com platform.

  We Have Developed an Unreleased Alpha Version of the Linkrease Platform. The officers have worked together to create an unreleased interactive Alpha version of the Linkrease.com site highlighting initial product line and dynamic processes.

  We Have Assembled an Experienced Management Team & Top Tier Board of Directors. Our management team and board of directors are comprised of seasoned entertainment, technology and financial executives with extensive industry experience. We believe this to be a key factor in succeeding at executing our business plan.

  We Have Identified and Contacted Potential Partnerships & Strategic Alliances.

Upon completion of our public offering, our specific goal is to develop the software platform and profitably market and sell our products and services. We have implemented a plan of operations for the next 12 months to be in alignment with our long term vision, most immediate objectives and to be the cornerstone of the following key elements of our strategy upon the initial release of the Linkrease platform.

•         Grow The Linkrease Global Professional Network And The Linkrease Brand. Growth in our user base correlates directly to the creation, distribution and consumption of more professionally produced and monetizable entertainment content, which in turn translates to attracting more partners and advertisers thereby increasing the value proposition of our business model. We believe that as a branded multi-featured Internet platform that focuses primarily on the professional needs of the rapidly evolving entertainment and media market we are uniquely positioned to capitalize on the massive growth of this market segment. According to an industry source there are 750 million global Internet users - professional, aspirational, and enterprise alike, linked to the various and diverse functions of the content creation and distribution processes across the media and entertainment sector value chain.

•	Build Great Professional Products That Increase User Engagement through Technological Innovation. The Company’s goal is to become an essential part of the professional everyday life of the continuously broadening entertainment and media talent economy by becoming the authoritative source for the creation and distribution of professionally produced monetizable content. We will seek to maintain technology focus by expending substantial efforts to the development and innovation of our state-of-the-art interactive platform necessary to support our dynamic online processes and scalable technology in order to broaden the Linkrease platform within its initial product categories, new product categories and internationally within key vertical entertainment markets. The Company believes this approach is at the core of creating the virtuous cycle that starts with what is best for its users.

•	Grow our Partner Network and Strategic Relationships. The Company views its potential partners and strategic relationships as customers and will seek to utilize the substantial structural advantages inherent in its business model to build strong relationships with them. We intend to grow our partner network and strategic relationships by actively marketing our marketplace solution to new potential partners.

•	Attract and Retain Exceptional Employees. The Company believes that versatile and experienced employees, management and directors provide significant advantages in the rapidly evolving market in which it competes. Since inception, the Company has devoted and will continue to devote substantial efforts to building a talented employee base and to attracting an experienced management team with a track record in large and fast-growing organizations.

Market Analysis

In order to determine and identify potential user group, the registrant has completed extensive market research to identify the below information:

Target Audience

-	Users (male or female) that are mostly decision makers in their respective organizations in the entertainment industry.
-	Primary digital behavior: email, internet and intranet applications, entertainment and other professional social media sites.
-	Devices: Smartphone, Tablet, Notebook

Likely Target Audience

-	People who are involved in producing, directing, screen play, and acting in movies and on television shows.
-	People who seek contacts to collaborate and fund entertainment projects.

Challenges

-	To drive a targeted audience to the website.
-	To highlight the benefit of using this platform to the right audience.
-	To earn the trust of users so that they can use it without any hassle.

Sales Objectives

The registrant intends to introduce its software platform to the marketplace after investment needs have been satisfied and development of the platform has been completed.

The registrant’s path to revenue and growth will be through utilizing multiple different types of client facing advertising, embedded click campaigns, and multiple different marketing and public relations strategies.

Strategic Partners and Alliances

The registrant will leverage advertising and public relations alliances with companies whose capabilities complement its own, either by enhancing the registrant’s services, or by helping extend offerings to new geographies. By combining alliance partners’ products and services with the registrant’s capabilities and expertise, the registrant intends to create innovative, high-value online networking solutions for its users. Some alliances will be specifically aligned with the registrant’s offerings, thereby adding skills, technology and insights that are applicable across the mobile application industry.

Intellectual Property

At present, we do not have any patents, licenses, franchises, concessions, and royalty agreements, labor contracts or other proprietary interests.

Research and Development

We have not spent any funds on research and development.

Competition

The company competes with a number of businesses within the online professional networking web application industry. Each of these businesses is highly competitive on a national as well as international level. Many of the company’s competitors are national firms that are substantially larger, one of which is LinkedIn.

While there can be no assurances that the company will ever be able to compete effectively or maintain or increase its market share, based on its competitive strengths, the company believes that it can develop the infrastructure and personnel to operate in this highly competitive industry. The ability to do so, however, depends upon the company’s ability to, among other things; successfully manage through the disruption and dislocation of the credit markets and the weak national and global economies.

The registrant intends to design a user-friendly application organized to exceed the needs of our customers.

The company has completed extensive research within the software industry and has found no competitors. There are many features within the software platform that are offered as standalone services elsewhere, but no company has made an all-in-one software platform similar to ours.

Strategic Positioning

The Company intends to capitalize on the opportunity the market presents through its strong growth outlook and need for innovative companies. The platform that the Company will provide will address the growing demand for professionally produced entertainment content by providing its users with tools and solutions geared towards content creation and the distribution process.

Competitive Advantages include:

- cost;

- market research;

- focus on the entertainment industry; and

- focus on connecting aspring professionals with established professionals

Employees

With the exception of Dante Grasso, Eugene Ruiz, and Robert Armstrong, we have 3 other employees. Paul Onnen, David Schreff and Saeid Vafeisefat who are all part-time, unpaid, advisors that also bring communication and technology experience to the table. We have no employment agreements with any of our management. Mr. Grasso, Mr. Ruiz and Mr. Armstrong will devote their full efforts and as much time as needed when operations and funding are available. We anticipate hiring additional employees in the next twelve months on a part-time basis only. We will hire necessary personnel based on an as needed basis only on a per contract basis to be compensated directly from revenues.

Mr. Grasso will work on a fulltime basis once the company has enough revenue to sustain their full time employment. At the present time he is spending approximately 20 hours a week or whatever time is necessary, to further develop the business.

Reports to Security Holders

Through the filing of Form 8-A under the Exchange Act within 30-60 days following the effective date of the registration statement, we intend to become a fully reporting company under the requirements of the Exchange Act, and will file the necessary quarterly and other reports with the Securities and Exchange Commission. Although we will not be required to deliver our annual or quarterly reports to security holders, we intend to forward this information to security holders upon receiving a written request to receive such information. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street N.E., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Securities and Exchange Commission at 100 F. Street N.E., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

Properties

Our corporate offices are located at 33679 N. 78th Place, Scottsdale, AZ 85266. Our telephone number is 1(917) 596-0077. These offices are provided free of charge by Mr. Grasso, an officer and director.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

Name	Age	Position
Dante Grasso	38	Chief Executive Officer & Board of Dierctors
Eugene Ruiz	55	President, Chief Financial Officer & Board of Directors
David Schreff	59	Board of Directors
Robert Armstrong	46	Capital Strategy & Board of Directors
Paul Onnen	52	Board of Directors
Saeid Vafaeisefat	54	Chief Technology & Board of Directors

Dante Grasso

Dante Grasso, Chief Executive Officer, is an Entrepreneur, Investor and Financial Executive with over 12 years experience and a passion for identifying uncommon value in niche market opportunities. For Linkrease, Inc. he has conceptualized the company business model, assembled the executive team, board of directors, and advisory board, developed product blueprint and spearheaded platform development through direct investment. Formerly he served as CEO of Porta Terra Enterprises, a holding company engaged in real estate acquisition, securities and commodity trading and alternative investments. Prior, Mr. Grasso worked as a Private Banker for Fleet Boston Bank.

Eugene Ruiz

Eugene Ruiz is a financial executive with over 20 years managing high net worth portfolios as Chief Investment Officer. Mr. Ruiz has held posts ranging from Chairman to CFO in numerous companies from telecommunications to manufacturing, technology & real estate. He has specialized in private equity, M&A’s, start-ups, ventures and turnarounds. For two family offices he grew a $5 million investment to an ultimate valuation of $1 billion for its owners. In addition, he served as Sr. Chief Investment Officer overseeing a portfolio that appreciated from $750 million to $2.5 billion.

David Schreff

David Schreff is a highly experienced media, sports, and entertainment executive, inventor, patent holder and developer of intellectual properties. For over 25 years he served as a senior executive and/or board member with world-class companies including the NBA (President Global Marketing & Media), USA Volleyball (Chairman, Board of Directors), Marvel Entertainment (President, COO & Board of Directors), Walt Disney (VP, Disney Channel) and Viacom (National Affiliate Marketing Director, Showtime Networks). He has grown and managed virtually every sector of entertainment, media and sports verticals during his career, and is considered and expert in content creation and licensing through strategic alliances.

Robert Armstrong

Robert Armstrong is a banking executive with over 20 years of experience in the private equity and banking sector. Formerly he served as CEO and President of the San Diego Private Bank. Mr. Armstrong chartered a new state regulated bank to service the needs of high net worth individuals comprised primarily of high profile entertainment and sports industry professionals. Previously he served as the Regional President of U.S. Bancorp where he spearheaded a high growth business model that became the prototype for new market expansion. He was also National SVP at Bank of America.

Paul Onnen

Paul Onnen is a Senior Technology Executive with over 25 years experience directing, developing, and executing innovative enterprise and web-based products/services for leading organizations including Google, Expedia, WebMD, Nordstrom.com, and Intel as well as several successful start-up companies. Recognized expertise in traditional software development processes, as well as emerging Internet technologies and computer privacy/security issues. Able to bring world-class strategic leadership to a company’s global technology operations and achieve highly challenging business and profitability objectives.

•Named CTO of the Year in the Retail Sector by InfoWorld, in addition to acknowledgement as one of the Top 25 Most Influential CTOs in the country by CTO Magazine.

•Led effort to re-architect and successfully launch a new version of the Expedia.com platform, the largest such project in the company’s history.

•Directed successful full-scale design and launch of Nordstrom.com’s e-commerce site and B2B system, resulting in numerous awards and record sales revenues.

•Capable of building and overseeing all leading-edge research and development functions, including offshore development centers and IT operations.

•Extensive network of contacts within the high technology and VC communities, combined with experience leading mergers, acquisitions, strategic alliances, and capital formation initiatives.

•Superior communication skills including professional training in public speaking and media relations.

•Holder of seven technology patents and three additional patent applications.  Significant technical expert witness experience in patent infringement litigation and reexamination.

Saeid Vafaeisefat

Dr. Vafaeisefat's experiences include Director at Boingo Wireless, Enterprise Architect and Director at Earthlink and Technical Program Manager at Xerox. Dr. Vafaeisefat is responsible for the infrastructure systems, architecture, technology, vision, and customer support. Dr. Vafaeisefat is a hands-on executive with over 18 years of extensive software engineering, operation, technology implementation, product development, strategic planning, and architecture. Dr. Vafaeisefat is a seasoned IT executive with extensive experience impacting enterprise bottom line and performance through expert alignment of technology implementations with corporate mission. Adept at leading architecture, team building, and facilitating performance improvement. Expertise in leading systems, software, and infrastructure design, deployment, and upgrade. Proven record of enhancing profitability through negotiations, vendor management, business development, and process improvement. Executive management skills include strategic planning, asset management, business/ROI analysis, forecasting, risk management, HR, and P&L. Other skills include software development, project/program management, business continuity, e-commerce, training, and communications. Dr. Vafaeisefat will help take Linkrease to a whole new level of engineering excellence from all angles. Dr. Vafaeisefat brings a new perspective to the Social Networking technology.

Prior: Executive roles as Enterprise Architect at Earthlink, Technical Program Manager at Xerox. Teaching & Research in Theoretical High Energy physics roles at State University of New York at Buffalo, University of Rhode Island, and University of Connecticut. Dr. Vafaeisefat also has advanced training in Developing & Managing a Successful Technology & Product Strategy at MIT, Theoretical Advanced Study Institute in Elementary Particle Physics at Brown University, and U.S. Particle Accelerator School at Harvard University. Dr. Vafaeisefat has a Doctor of Philosophy & Master of Science from the University of Connecticut, Storrs, CT and a Bachelor of Science from the University of Newcastle Upon-Tyne, England, UK.

Specialty: Dr. Vafaeisefat authored several scientific papers in theoretical high energy physics, engineering excellence, product development, R&D, systemic thinking, strategic planning, business operations, leadership, forecasting, technology evaluation, and performance improvement. Industry of expertise in Large Scale Distributed Systems Development, Integration, Architecture, Consulting, Authentication, Authorization Services, startups, and Joint Ventures.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

None

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

•	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

•	Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

•	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Executive Compensation

Since inception, we have not paid any compensation to our officers.

We may elect to award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives.

We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.  The business address of the shareholders is 33679 N. 78th Place, Scottsdale, AZ 85266.

Name	Number of Shares of Common stock	Percentage
Dante Grasso	3054450	43.64
Eugene Ruiz	2310700	33.01
Robert Armstrong	313215	4.47
David Schreff	314650	4.50
Saeid Vafaeisefat	350000	5.00
Paul Onnen	166600	2.38

All executive officers and directors as a group [6 persons]		92.99

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 2,000,000 shares of common stock outstanding as of June 30, 2015.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Independence

The registrant's board of directors consists of Dante Grasso, Eugene Ruiz, Robert Armstrong, David Schreff, Saeid Vafaeisefat, and Paul Onnen.

Advances from related party

Mr. Grasso, our Chief Executive Officer and Director has also given us a verbal commitment that he will loan us up to $25,000 as needed to pay any additional expenses. . There can be no guarantee, however, that Mr. Grasso will ever be extend a loan to the company. There will be no due date for the repayment of the funds advanced by Mr. Grasso. Mr. Grasso will be repaid by revenues from operations if and when we generate enough revenues to pay the obligation. The loan will carry a per annum interest rate of five (5%) percent. There are no written agreements with Mr. Grasso, an officer and director of the registrant. Management is of the opinion that the terms of the verbal agreement are as favorable as those that could be obtained from unrelated parties.

Related Party Stock Issuances

The Company purchased their platform prototype and html conversion from Linkrease Holdings. The prototype consisted of over three hundred (300) pages of slides relating to the layout, look, and informational content of the platform. In exchange, shareholders of Linkrease Holdings received the amount of shares in Linkrease Inc. commensurate to the amount owned in Linkrease Holdings. Linkrease Holdings no longer conducts any operations.

Related party lease

The registrant leases office space pursuant to an unwritten lease with our Chief Executive Officer and Director Dante Grasso.

INTEREST OF NAMED EXPERTS

The financial statements for the period from inception to June 30, 2015 included in this prospectus have been audited by AJSH& Company who is a certified public accountant, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Adam S. Tracy, Esq., Securities Compliance Group, Ltd., 520 W. Roosevelt, Suite 201, Wheaton, IL 60187. Mr. Tracy does not own any shares of the company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this Form S-1.

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking.  Forward-looking statements are, by their very nature, uncertain and risky.  These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filing with the Securities and Exchange Commission.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them.  Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

Linkrease, Inc., or the Company, is a Nevada corporation formed on November 26, 2014. Our principal executive office is located at 33679 N. 78th Place, Scottsdale, AZ 85266.

We have not generated any revenues from operations at this time.

Since our inception we have engaged in the following significant operating activities:

•	Company set up
a.	Incorporate company in state of Nevada
b.	Open up bank account for the company

•	Commenced significant other operational activities, such as:
a.	Have researched and identified potential new clients
b.	Have contacted various potential clients
c.	Have drafted and began production of various marketing materials including a website

Results of Operations

For the period from November 26, 2014 (date of inception) through June 30, 2015

Our cash balance is $22 as of June 30, 2015 with $4,300 in liabilities. Our cash balance is not sufficient to fund our limited levels of operations for any period of time without further revenue or proceeds from this offering. We have may utilize funds from Dante Grasso our Chief Executive Officer, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Mr. Grasso however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $2,000,000 of funding from this offering. Being a development stage company, we have a limited operating history but have meaningfully commenced business operations based upon the amount of revenue we have been able to generate. After the initial twelve month period we may need additional financing. We do not currently have any arrangements for additional financing.

We incurred expenses of $124,278 which is comprised of expenses including Shareholder Contribution of the Prototype ($120,000), a loan from a Shareholder ($1,500), and other expenses. This constitutes an aggregate loss of $124,278. The maximum aggregate amount of this offering will be required to fully implement our business plan. If we do not receive any proceeds from the offering , we may be compelled to seek a loan from Mr. Grasso, who has informally agreed to advance us funds, however, he has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company.

To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably market and sell our online service. Our plan of operations following the completion is as follows:

Income & Operation Taxes

We are subject to income taxes in the U.S.

Net Loss

We incurred net losses of $124,780 for the period from November 26, 2014 to June 30, 2015.

Liquidity & Capital Resources

As of June 30, 2015
Current Ratio*	.005
Total Debt/Equity Ratio**	1.005
Total Working Capital***	($4,278)

______

*Current Ratio = Current Assets /Current Liabilities.

** Total Debt / Equity = Total Liabilities / Total Shareholders Equity.

*** Working Capital = Current Assets – Current Liabilities.

If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs could range up to $30,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because we have not yet completed development of our product line, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Our estimated costs based on discussions with each professional include accountants/auditors, legal counsel and transfer agents are breakdown yearly as follows:

Accounting	$15,000
Legal	$10,000
Transfer Agent	$5,000

The expenses related to this offering are estimated to be $34,090 and will have a negative impact on our liquidity.

Plan of Operations

The registrant has not yet developed its software platform. Upon completion of our public offering, our specific goal is to develop the software platform and profitably market and sell our services. Our plan of operations following the completion is as follows:

Expand Platform Development: Mos 1-10

Further develop the front-end, back-end, graphics, logos, and interface. Extensive development work will be required to create this platform as it will interface with many third party applications and offer the ability to do many things such as purchase items online, send gifts and money, video chat, etc. The development team will consist of multiple developers that specialize in different areas such as User Interface (UI), User Experience (UX), graphic design, and more.

Create Sales and Marketing Programs: Mos 1-3

Create and develop marketing materials, including flyers, brochures and online videos. Create and develop company, Begin online pay-per-click marketing programs. Purchase sales leads lists. Create direct mail and outbound telesales programs.

Market to Existing Relationship and Referrals: Mos. 3-6

Leverage existing relationships of our Chief Executive Officer and Director Dante Grasso to create user base.

Network at Industry Trade Shows and Events Mos. 3-9

We plan to advertise through trade shows, a key component of our overall marketing campaign. Average trade show cost is about $3,700 for a booth and $3,000 to deliver goods – at least two shows per year.

Assuming we raise sufficient proceeds, we intend further develop our online platform, buy software for marketing, bookkeeping and operations and integrate them together.

If we are unable to raise sufficient funds or obtain alternate financing, we may never complete development and become profitable. In order to become profitable we may still need to secure additional debt or equity funding. We hope to be able to raise additional funds from an offering of our stock in the future. However, this offering may not occur, or if it occurs, may not raise the required funding. We do not have any plans or specific agreements for new sources of funding or any planned material acquisitions.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2015. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems of internal controls.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operations, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required under Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning our operations while performing their audit of internal control over financial reporting.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

As of June 30, 2015 we did not have any off-balance sheet arrangements and did not have any commitments or contractual obligations.

Liquidity and Capital Reserves

As of June 30, 2015, the Company had $22 in cash and our liabilities were $4,300.  The available capital reserves of the Company and anticipated revenue are sufficient for the Company to remain operational but not enough to expand and grow our operations per the business plan.

We are attempting to raise funds to proceed with our plan of operation. To proceed with our operations within 12 months, we need a minimum of $2,000,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation.

While we have no revenues as of this date, no substantial revenues are anticipated until we have completed the financing from this offering and implemented our full plan of operations. We must raise cash to implement our strategy to grow and expand per our business plan. The minimum amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $25,000.

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement the business plan and may impede the speed of its operations.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such.

 MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.  A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resale. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.  Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

•	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

•	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and

•	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market.  These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded.  In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities.  Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

 OTC Bulletin Board Qualification for Quotation

To have our shares of Common Stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our Common Stock.  We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this Prospectus, no filing has been made.  Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for FINRA to issue a trading symbol and allow sales of our Common Stock under Rule 144.  There is no guarantee that our stock will ever be quoted on the OTC Bulletin Board.

Sales of our common stock under Rule 144

There are 490,385 shares of our common stock held by non-affiliates and 6,509,615 shares held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities.

Zero (0) of our shares held by non-affiliates and zero (0) shares held by management and their affiliates are being registered in this offering, however all of the remaining shares will still be subject to the resale restrictions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we have thirteen (13) shareholders of record. Dante Grasso, Eugene Ruiz, Robert Armstrong, David Schreff, Saeid Vafaeisefat, Paul Onnen, Junaiz Mohammed, Tony Kobrossi, Marco White, John Zazzera, Joe Taki, Neel Morey, and Robert Oswaks.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.  We plan to retain any future earnings for use in our business.  Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1.  For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

Financial Statements

Linkrease, Inc.

November 26, 2014 (inception) to December 31, 2014

For the Six Months Ended June 30, 2015

LINKREASE INC.

FINANCIAL STATEMENTS

For the period ended June 30, 2015

CONTENTS:

Report of Independent Registered Public Accounting Firm	40

Balance Sheet as of December 31, 2014 and June 30, 2015	41

Statement of Operations for the period from November 26, 2014 (inception) through December 31, 2014, November 26, 2014 (inception) through June 30, 2015, April 1, 2015 through June 30, 2015, and for the six months ended June 30, 2015	42

Statements of Stockholder's Deficit for the period from November 26, 2014 (inception) through December 31, 2014, and for the six months ended June 30, 2015	43

Statements of Cash Flows for the period from November 26, 2014 (inception) through December 31, 2014, November 26, 2014 (inception) through June 30, 2015, April 1, 2015 through June 30, 2015, and for the six months ended June 30, 2015	44

Notes to the Financial Statements	45

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Linkearse Inc.

We have audited the accompanying balance sheets of Linkearse Inc (“the Company”) as of June 30, 2015 and December 31, 2014,and the related statements of operations, stockholder's equity, and cash flows for the period November 26, 2014 (inception) through December 31, 2014, January 1, 2015 to June 30, 2015, April 1, 2015 to June 30, 2015 and November 26, 2014 (inception) through June 30, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Linkearse Inc as of June 30, 2015 and December 31, 2014,and the related statements of operations, stockholder's equity, and cash flows for the period November 26, 2014 (inception) through December 31, 2014, January 1, 2015 to June 30, 2015, April 1, 2015 to June 30, 2015 and November 26, 2014 (inception) through June 30, 2015, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8, the Company has only seven months’ operating history and as of June 30, 2015, the Company had a working capital deficit of $ 4,278 ($ 1,500 as on December 31, 2014) and an accumulated deficit of $ 124,278 ($121,500 as on December 31, 2014). These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

AJSH & Co,

New Delhi, India

Independent Auditors registered with

Public Company Accounting Oversight Board

Date: October 14, 2015

LINKREASE INC.

(A Development Stage Company)

BALANCE SHEET

ASSETS	December 31, 2014	June 30, 2015
	$	$
Current Assets:
Cash	-	22.00

Property Plan and Equipment
Platform Prototype and Html conversion	-	-

Other Assets	-	-

TOTAL ASSETS	-	22.00

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities:
Accounts Payable	-	-

Loans due to shareholders	1,500.00	4,300.00

Total Liabilities	1,500.00	4,300.00

Stockholders’ Equity
Stockholders’ Equity	120,000.00	120,000.00
Retained Earnings	(121,500.00)	(124,278.00)

Total Shareholders’ Equity	(1,500.00)	(4,278.00)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	-	22.00

The accompanying notes are an integral part of these financial statements.

LINKREASE INC.

STATEMENT OF OPERATIONS

	From November 26, 2014 (Inception) to December 31, 2014	From January 1, 2015 to June 30, 2015	From April 1, 2015 to June 30, 2015	From November 26, 2014 (Inception) to June 30, 2015
	$	$	$	$
Revenue:

Sales	-	-	-	-

Direct Expenses	-	-	-	-
Other Expenses	-	-	-	-
	-
Prototype Build	120,000.00	-	-	120,000.00
Gross Profit	120,000.00	-	-	120,000.00

Selling General and Admin
Legal S-1 Work	1,500.00	-	-	1,500.00
Bank Fees	-	46.00	46.00	46.00
Audit Fees	-	2,500.00	-	2,500.00
SEC Fees	-	232.00	-	232.00

Net Income (Loss)	(121,500.00)	(2,778.00)	(46.00)	(124,278.00)

Loss per common share	(0.0174)	(0.00040)	(0.00)	(0.0178)

The accompanying notes are an integral part of these financial statements.

LINKREASE INC.

STATEMENT OF STOCKHOLDER’S DEFICIT

For the Period of November 26, 2014 (inception) to December 31, 2014

For the Six Months Ended June 30, 2015

	Common Stock		Additional Paid In Capital	Deficit Accumulated in Development Stage	Total
	Shares	Amount
		$		$	$
Balances at November 26, 2014	-	-	-	0	0

Net Loss for the Period (11/26/2014 to 12/31/2014)	-	-	-	(121,500)	(121,500)

Common Shares issued for cash at $0.0001 per share	7,000,000	700	-	-	700

Balances as of December 31, 2014	7,000,000	700	0	(121,500)	(120,800)

Net Loss for the Period (1/1/2015 to 6/30/2015)	-	-	-	(2,778)	(2,778)

Balances as of June 30, 2015	7,000,000	700	0	(124,278)	(123,578)

The accompanying notes are an integral part of these financial statements.

LINKREASE INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

	From November 26, 2014 (Inception) to December 31, 2014	From January 1, 2015 to June 30, 2015	From April 1, 2015 to June 30, 2015	From November 26, 2014 (Inception) to June 30, 2015
	$	$	$	$
Operating Activities:

Net loss	(121,500.00)	(2,778.00)	(46.00)	(124,780.00)
Net cash used in Operations	(121,500.00)	(2,778.00)	(46.00)	(124,278.00)

Investing Activities:

Net Cash Provided by Investing Activities	-	-	-	-

Financing Activities:
Shareholder contribution of Prototype	120,000.00	-	-	-
Shareholder Loans	1,500.00	2,800.00	-	-
Net Cash Provided by financing

Net Increase (Decrease) in Cash	-	22.00	(46.00)	22.00
Cash at Beginning of Period	-	-	68.00	-
Cash at end of Period	-	22.00	22.00	22.00

Supplemental Cash Flow Information
Cash Used for:
Interest	-	-	-	-
Taxes	-	-	-	-

The accompanying notes are an integral part of these financial statements.

 Note 1.     Organization, History and Business

Linkrease, Inc. (“the Company”) was incorporated in Nevada on November 26, 2014 with a December 31, year-end.

The company is a development stage internet social network platform directed at the entertainment community. The company’s mission is to build a social network platform where content creators can collaborate in order bring that content to the market place.

Note 2.     Summary of Significant Accounting Policies

Revenue Recognition

Revenue is derived from sales of products to distributors and consumers. Revenue will be recognized  when earned, as reasonably determinable in accordance with Financial Accounting Standards Board Accounting Standards Policy (“ASP”) 605-15-25, “Revenue Recognition.”

The following are the conditions that must be met in order to recognize revenue in accordance with ASP: (i) the buyer’s price is fixed or determinable as of the date of sale (presumably via executed final sales contract); (ii) the buyer has paid or is obligated to pay the seller based on nothing except the delivery of the product (i.e. cannot be contingent on any other future events); (iii) the buyer’s obligation to pay the seller changes only if the product is returned to the seller (e.g. theft, damage, or loss of product does not negotiate buyers obligation); (iv) the buyer acquiring the product must have economic substance outside of the product provided by the seller (that is, the buyer cannot be a simple re-seller established by the seller for the purpose of what would amount to inflating recognized sales); (v) the sellers obligation to the buyer significantly ends at delivery (the seller cannot be obligated to direct buyers to the seller, substantially advertise/distribute for the seller, etc).

Accounts Receivable

Accounts receivable is reported at the customers’ outstanding balances, less any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable. The company is still in development and has no receivables at this time.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired. The company is in development and has no receivables or allowances at this time.

Technology and Content

Technology and content expenses consist principally of technology infrastructure expenses and payroll and related expenses for employees involved in application, product, and platform development, category expansion, editorial content, buying, merchandising selection, systems support, and initiatives to expand our ecosystem of digital products and services.

Technology and content costs are expensed as incurred, except for certain costs relating to the development of internal use software and website development, including software used to upgrade and enhance our websites and applications supporting our business, which are capitalized and amortized over two years.

Internal-use Software and Website Development

Costs incurred to develop software for internal use and our websites are capitalized and amortized over the estimated useful life of the software. Costs related to design or maintenance of internal-use software and website development are expensed as incurred.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”).  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

Note 2.     Summary of Significant Accounting Policies (continued)

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.”  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and warrant exercises as well as employee termination patterns.  The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since there are no dilutive securities.

Organization and Offering Cost

The Company has a policy to expense organization and offering cost as incurred. To date for period November 26, 2014(inception) through June 30, 2015 the Company has incurred $1500 in organization cost and offering cost.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company.

Note 2.     Summary of Significant Accounting Policies (continued)

for making operating decisions and assessing performance. The Company determined it has one operating segment as of June 30, 2015.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes.” The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Note 3.     Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

6/30/2015

U.S statutory rate	34%
Less valuation allowance	(34)%
Effective tax rate	0%

The significant components of deferred tax assets and liabilities are as follows:

6/30/2015
Deferred tax assets

Net operating losses	$(121,500)

Deferred tax liability	-
Net deferred tax assets	0x
Less valuation allowance	(0x	)
Deferred tax asset - net valuation allowance	$-

Note 3.     Income Taxes (Continued)

On an interim basis, the Company has a net operating loss carryover of approximately $121,500available to offset future income for income tax reporting purposes, which will expire in various years through 2032, if not previously utilized. However, the Company’s ability to use the carryover net operating loss may be substantially limited or eliminated pursuant to Internal Revenue Code Section 382.

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and “Accounting for Uncertainty in Income Taxes”. The Company had no material unrecognized income tax assets or liabilities as of December 31, 2014. The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period November 26, 2014(inception) through June 30, 2015, there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Nevada state jurisdiction. We are not currently involved in any income tax examinations.

Note 4.   Related Party Transactions

Related Party Stock Issuances:

The company purchased from Linkrease Holdings the platform prototype and Html conversion The Prototype consisted of over 300 page slides on the layout, look, and informational content. In exchange the shareholders of Linkrease Holdings received the exact amount of shares they owned in Linkrease Holdings, in Linkrease Inc. Total shares issued, outstanding and its shareholders in Linkrease Inc. are identical to Linkrease Holdings.

Linkrease Holdings is no longer an operational company.

Note 5.   Stockholders’ Equity

Common Stock

The holders of the Company's common stock are entitled to one vote per share of common stock held.

As of June 30, 2015 the Company had 7,000,000 shares issued and outstanding.

Note 6. Commitments and Contingencies

Commitments:

The Company currently has no long term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

Note 7 – Net Income(Loss) Per Share

The following table sets forth the information used to compute basic and diluted net income per share attributable to Linkrease, Inc. for the period November 26, 2014(inception) through June 30, 2015:

2014

Net Income (Loss)	$(121,500)

Weighted-average common shares outstanding basic:

Weighted-average common stock	7,000,000
Equivalents
Stock options	0
Warrants	0
Convertible Notes	0
Weighted-average common shares
outstanding- Diluted	7,000,000

Note 8.    Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has incurred operating losses, and as of June 30, 2015 the Company also had a working capital deficit and an accumulated deficit. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future.   The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 9.    Subsequent Events

None.

Up to a Maximum of 2,000,000 Common Shares

At $1.00 per Common Share

Prospectus

Linkrease, Inc.

October 21, 2015

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth costs and expenses payable by the Company in connection with the sale of common shares being registered. All amounts except the SEC filing fee are estimates.

SEC Registration Fee	$233
EDGAR/Printing Expenses	$4490
Auditor Fees and Expenses	$2500
Legal Fees and Expenses	$10000
Transfer Agent Fees	$3000
TOTAL	$20223

The organization cost were all expensed in the period presented. Prior to the Company bank account being opened the officer advanced our legal firm $1,500 for the registration work. The Company also accrued $2,500 for accounting cost associated with this filing.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Certificate of Incorporation and the Bylaws of our Company provide that our Company will indemnify, to the fullest extent permitted by the Nevada Revised Statutes, each person who is or was a director, officer, employee or agent of our Company, or who serves or served any other enterprise or organization at the request of our Company. Pursuant to Nevada law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to our Company and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Nevada law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to our Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Nevada law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises.

We do not maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On November 26, 2014, the Company offered and sold 3,054,450 shares of common stock to our Chief Executive Officer and Director Dante Grasso for a purchase price of $0.0001 per share, for aggregate offering proceeds of $305.45.

These securities were issued in reliance upon an exemption provided by Regulation S promulgated under the Securities Act of 1933. The certificate for these securities was issued to a non-US resident and bears a restrictive legend.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant (filed in original Registration Statement on Form S-1)
3.2	Bylaws of the Registrant (filed in original Registration Statement on Form S-1)
5.1	Opinion re: Legality and Consent of Counsel (filed in previous amendment to Form S-1)
23.1	Consent of AJSH & Company (filed herewith)

All other Exhibits called for by Rule 601 of Regulation  SK are not applicable to this filing.

____________

(1) Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officer and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officer, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Scottsdale, AZ 85266, on October 21, 2015.

LINKREASE, INC.

By:	/s/ Dante Grasso
Name:	Dante Grasso
Title:	Chief Executive Officer, President and Treasurer
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Dante Grasso
Dante Grasso	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)	10/21/2015